EXECUTION COPY                                        EXHIBIT 10.9
                                                      CONFIDENTIAL TREATMENT
                                                      HAS BEEN REQUESTED WITH
                                                      RESPECT TO THE PORTIONS
                                                      OF THIS EXHIBIT AS
                                                      INDICATED HEREIN.


                              Dated 11th June, 1999






                        ELAN PHARMACEUTICAL TECHNOLOGIES
                       A DIVISION OF ELAN CORPORATION, PLC


                                       AND


                        ELAN PHARMA INTERNATIONAL LIMITED


                                       AND


                                  MINIMED INC.







                    DEVELOPMENT, LICENCE AND SUPPLY AGREEMENT






                                  Page 1 of 44
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                                    CONTENTS

CLAUSE 1                        Preliminary

CLAUSE 2                        The Licence

CLAUSE 3                        Intellectual Property

CLAUSE 4                        Competing Products

CLAUSE 5                        Development of the system and Product

CLAUSE 6                        Project Team and Project Management

CLAUSE 7                        Registration of the Product

CLAUSE 8                        Marketing and Promotion of the Product

CLAUSE 9                        Supply of the system

CLAUSE 10                       Manufacture of the product

CLAUSE 11                       Financial Provisions

CLAUSE 12                       Payments, Reports and Audits

CLAUSE 13                       Duration and Termination

CLAUSE 14                       Warranty and Indemnity

CLAUSE 15                       Customer Complaints and Product Recall

CLAUSE 16                       Miscellaneous Provisions

CLAUSE 17                       Conditions

Schedule 1                      Elan Patent Rights

Schedule 2                      Evaluation study

Schedule 3                      The Project



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Schedule 4                      Current System Specifications

Schedule 5                      Project System Specifications

Schedule 6                      Product Specifications

Schedule 7                      Royalty Payments



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THIS AGREEMENT is made on 11th June, 1999.


BETWEEN:

(1) ELAN PHARMACEUTICAL TECHNOLOGIES, a division of Elan Corporation, a company incorporated in Ireland having its registered office at Lincoln House, Lincoln Place, Dublin 2, Ireland;

(2) ELAN PHARMA INTERNATIONAL LIMITED, a company incorporated in Ireland having its registered office at WIL House, Shannon Business Park, Shannon, Co. Clare, Ireland; and

(3) MINIMED INC., a company incorporated under the laws of the State of Delaware having its principal place of business at 12744 San Fernando Road, Sylmar, California CA 91342, United States of America.


RECITALS:

A. ELAN is beneficially entitled to the use of various patents, including the ELAN PATENTS, which have been granted or are pending under the International Convention in relation to the development and production of subcutaneous micro-infusion pump devices, methods of drug delivery using such devices and drug specific dosage forms for pharmaceutical products, devices and processes.

B. ELAN is knowledgeable in the development of subcutaneous micro-infusion drug delivery systems, methods of drug delivery using such devices and drug specific dosage forms and has developed a unique range of delivery systems and devices designed to provide improved delivery of newer and better formulations of medicaments.

C. MINIMED is a world leader in the design, development and manufacture of advanced infusion systems, primarily for the treatment of diabetes.

D. ELAN has developed a subcutaneous micro-infusion drug delivery system as a method of drug delivery. MINIMED wishes ELAN to further develop the SYSTEM for MINIMED as a method of drug delivery incorporating the COMPOUND. ELAN is willing to use its technology to do so and to grant MINIMED an exclusive licence of the ELAN PATENTS and ELAN KNOW-HOW to package, import, use, offer for sale, distribute and sell the PRODUCT in the TERRITORY.

E. ELAN and MINIMED are desirous of entering into an agreement to give effect to the arrangements described at Recitals C and D.



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NOW IT IS HEREBY AGREED AS FOLLOWS:

                             CLAUSE 1 - PRELIMINARY

1.1      DEFINITIONS: In this Agreement unless the context otherwise requires:

         AFFILIATE shall mean any corporation or entity controlling or controlled or under common control with ELAN or MINIMED, as the case may be. For the purposes of this Agreement, "control" shall mean the direct or indirect ownership of more than 50% of the issued voting shares or other voting rights of the subject entity to elect directors, or if not meeting the preceding criteria, any entity owned or controlled by or owning or controlling at the maximum control or ownership right permitted in the country where such entity exists.

         BASAL AND BOLUS SYSTEM shall mean ELAN's ambulatory subcutaneous infusion drug delivery system for direct attachment to the body of a patient, which is capable of delivering factory pre-programmed continuous amounts combined with incremental amounts of drug upon activation, either manually or automatically, as disclosed and described in the ELAN PATENTS set forth in Schedule 1.

         CFR shall mean the US Code of Federal Regulations 21, as amended from time to time.

         cGCP, cGMP, cGLP shall mean respectively current Good Clinical Practice, current Good Manufacturing Practice and current Good Laboratory Practice, respectively, as defined in the FFDCA.

         COMPOUND shall mean formulations of insulin and/or its analogues, either alone or in combination with each other. Insulin analogues shall include any insulin peptide fragments that possess significant effects on blood glucose and which are for the treatment of diabetes.

         CONTINUOUS SYSTEM shall mean ELAN's ambulatory subcutaneous infusion drug delivery system for direct attachment to the body of a patient having a flexible diaphragm drug reservoir, which is capable of delivering factory pre-programmed continuous amounts of drug upon activation as disclosed and described in the ELAN PATENTS set forth in
         Schedule 1 attached hereto.

         CURRENT SYSTEM SPECIFICATIONS shall mean the existing specifications for the SYSTEM as set forth in Schedule 4.

         DEVELOPMENT COST shall mean the fully allocated cost, which is the sum total of all development and other related costs for the SYSTEM incurred after the EFFECTIVE DATE, including direct labour, direct materials and supplies,

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         variable labour, overhead and attributable administration, quality control, quality assurance and other costs, whether incurred by ELAN, its agents or any sub-contractor of ELAN; such costs to be calculated in accordance with generally accepted accounting principles and such costs shall only be incurred as the parties shall from time to time agree.

         DEVICE REGULATORY APPLICATION shall mean applications for approval to market the SYSTEM with the COMPOUND which MINIMED will file with the RHA in any country of the TERRITORY as the parties may from time to time determine hereunder, including any supplements or amendments thereto.

         DEVICE REGULATORY APPROVAL shall mean the final approval by the RHA to market the SYSTEM with the COMPOUND in any country of the TERRITORY, including pricing and reimbursement approval and any other approval which is required to launch the SYSTEM with the COMPOUND in the normal course of business.

         DMF shall mean Device or Drug Master File, as defined in the CFR
         Section 314.420 or 814 and/or its equivalent in the other countries of the TERRITORY.

         EFFECTIVE DATE shall mean 11th June, 1999.

         ELAN shall mean Elan Pharmaceutical Technologies, a division of Elan Corporation, plc, Elan Pharma International Limited and any of their AFFILIATES.

         ELAN BACKGROUND TECHNOLOGY shall mean ELAN PATENTS, and/or ELAN KNOW HOW. Notwithstanding anything contained in this Agreement to the contrary, ELAN BACKGROUND TECHNOLOGY shall consist of ELAN KNOW-HOW, and ELAN PATENTS controlled by Elan Corporation plc doing business as Elan Pharmaceutical Technologies, and shall exclude (a) inventions, patents and know-how owned, licensed or controlled by AFFILIATES of Elan Corporation, plc (other than Elan Pharmaceutical Technologies), including, without limitation, Elan Pharmaceuticals Inc., Athena Neurosciences, Inc., Carnrick Laboratories, Targon Corporation and Neurex Corporation, and (b) the Nanosystems Technology (as defined in Clause 4.2.).

         ELAN IMPROVEMENTS shall mean any and all improvements or enhancements, patentable or otherwise, that have been conceived, created, developed and/or otherwise invented solely by ELAN or jointly by at least one employee of ELAN and at least one employee of MINIMED, and which can be usefully applied to the SYSTEM and/or the PRODUCT, including the manufacture thereof, except for (i) improvements relating exclusively to the COMPOUND, (ii) any improvements that are subject to contractual obligations of ELAN to third parties or (iii) improvements or enhancements based on MINIMED BACKGROUND INFUSION SYSTEM TECHNOLOGY made solely by MINIMED. If the inclusion of an ELAN IMPROVEMENT is restricted or limited by a third

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         party agreement, ELAN shall use reasonable commercial efforts to exclude or where applicable minimize any such restriction or limitation.

         ELAN KNOW-HOW shall mean all knowledge, information, trade secrets, data and expertise which is not generally known to the public, owned by ELAN, or to which ELAN has rights under the terms of a licence or licences in force on the EFFECTIVE DATE or developed or to be developed before or during the TERM, which permit(s) disclosure of same to MINIMED, relating to the SYSTEM and/or the PRODUCT, whether or not covered by any patent, copyright, design patent, trademark, trade secret or other industrial or any intellectual property rights.

         In the event that ELAN acquires or merges with a third party entity, ELAN KNOW-HOW shall not include any know-how to the extent that such know-how relates to a product containing the COMPOUND which has been approved for marketing or is in development by the said third party entity. For the avoidance of doubt, the occurrence of any such acquisition or merger shall not affect the licence of the ELAN KNOW-HOW granted to MINIMED hereunder. Notwithstanding the foregoing, to the extent ELAN KNOW-HOW is acquired or otherwise accessed by ELAN after the EFFECTIVE DATE which in good faith is determined could be beneficial to the parties relative to the PRODUCT, the parties shall in good faith endeavour to incorporate such ELAN KNOW-HOW into the PRODUCT.

         ELAN PATENTS shall mean the patents and patent applications as set forth in Schedule 1, that are owned or licensed by or on behalf of ELAN. ELAN PATENTS shall also include all extensions, continuations, continuations-in-part, divisionals, patents-of-additions, re-examinations, re-issues, supplementary protection certificates and foreign counterparts of such patents and patent applications and any patents issuing thereon and extensions of any patents licensed hereunder.

         In the event that ELAN acquires or merges with a third party entity, ELAN PATENTS shall not include any patent rights to the extent that such patent rights relate to a product containing the COMPOUND which has been approved for marketing or is in development by the said third party entity. For the avoidance of doubt, the occurrence of any such acquisition or merger shall not affect the licence of the ELAN PATENTS granted to MINIMED hereunder. Notwithstanding the foregoing, to the extent any ELAN PATENT is acquired or otherwise accessed by ELAN after the EFFECTIVE DATE which in good faith is determined could be beneficial to the parties relative to the PRODUCT, the parties shall in good faith endeavour to incorporate any such patents into the PRODUCT.

         ENFORCEMENT PROCEEDINGS shall mean the proceedings referred to in Clause 3.4.2.

         EVALUATION STUDY shall mean the study which shall be attached as
         Schedule 2 which will be performed by MINIMED on the SYSTEM in accordance with Clause 2.2.

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         FFDCA shall mean the US Federal Food, Drug and Cosmetic Act of 1934, and the regulations promulgated thereunder, as may be amended from time to time.

         FIELD shall mean the treatment or amelioration of diabetes by subcutaneously delivering the COMPOUND using the SYSTEM.

         GROSS INCOME shall mean the monetary amount or non cash consideration payable by an independent third party to MINIMED:-

         (i) for the granting of rights, whether by license, sublicense or otherwise, by MINIMED to any independent third party relating to the PRODUCT, including license fees, royalties on sales and other ongoing fees, and

         (ii)     the NSP of the PRODUCT.

         GROSS PROFIT shall mean GROSS INCOME less MANUFACTURING COST.

         IN MARKET shall mean the sale of the PRODUCT by MINIMED or its AFFILIATES to an unaffiliated third party such as (i) an end-user consumer of the PRODUCT or (ii) a wholesaler, distributor, managed care organisation, hospital or pharmacy or other third party payor for final commercial sale by such party to the consumer, and shall exclude in any event the transfer pricing of the PRODUCT by MINIMED to an AFFILIATE or a permitted sub-licensee.

         IND shall mean Investigational New Drug Application as such term is defined in the CFR Section 312 and/or its equivalent in the other countries of the TERRITORY.

         INITIAL PERIOD shall mean the initial period of this Agreement, as more fully described in Clause 13.

         MAJOR MARKETS shall mean the USA, Germany, France and Japan and such additional countries as may be agreed by the parties from time to time.

         MANUFACTURING AGREEMENT shall mean the License and Manufacturing Agreement of even date entered into between ELAN and MINIMED.

         MANUFACTURING COST shall have the meaning assigned to it in the MANUFACTURING AGREEMENT.

         MINIMED shall mean MINIMED and any of its AFFILIATES.

         MINIMED BACKGROUND COMPOUND TECHNOLOGY shall mean MINIMED COMPOUND PATENTS and MINIMED COMPOUND KNOW HOW conceived prior to the EFFECTIVE DATE or independently developed by MINIMED. For purposes of

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         clarity, the parties acknowledge that MINIMED SYSTEM IMPROVEMENTS shall not constitute MINIMED BACKGROUND INFUSION SYSTEM TECHNOLOGY hereunder.

         MINIMED BACKGROUND INFUSION SYSTEM KNOW-HOW shall mean all knowledge, information, trade secrets, data and expertise which is not generally known to the public, owned or licensed by MINIMED prior to the EFFECTIVE DATE or independently developed by MINIMED, relating to infusion systems, whether or not covered by any patent, copyright, design, trademark or other industrial or intellectual property rights.

         MINIMED BACKGROUND INFUSION SYSTEM PATENTS shall mean all patents and patent applications that are owned by, or licensed to MINIMED prior to the EFFECTIVE DATE or independently developed by MINIMED, relating to infusion systems but excluding any MINIMED SYSTEM IMPROVEMENTS. MINIMED PATENTS shall also include all extensions, continuations, continuations-in-part, divisionals, patents-of-additions, re-examinations, re-issues, supplementary protection certificates and foreign counterparts of such patents and patent applications and any patents issuing thereon and extensions of any patents licensed hereunder.

         MINIMED BACKGROUND INFUSION SYSTEM TECHNOLOGY shall mean MINIMED INFUSION SYSTEM PATENTS and MINIMED INFUSION SYSTEM KNOW HOW conceived prior to the EFFECTIVE DATE or independently developed by MINIMED.

         MINIMED COMPOUND IMPROVEMENTS shall mean any improvements or enhancements, patentable or otherwise, relating exclusively to the COMPOUND which are owned or licensed by MINIMED.

         MINIMED COMPOUND KNOW-HOW shall mean all knowledge, information, trade secrets, data and expertise which is not generally known to the public, owned or licensed by MINIMED or to be developed or licensed by MINIMED prior to the EFFECTIVE DATE relating exclusively to the COMPOUND, whether or not covered by any patent, copyright, design, trademark or other industrial or intellectual property rights.

         MINIMED COMPOUND PATENTS shall mean all patents and patent applications, that are owned by, or licensed to MINIMED relating exclusively to the COMPOUND. MINIMED PATENTS shall also include all extensions, continuations, continuations-in-part, divisionals, patents-of-additions, re-examinations, re-issues, supplementary protection certificates and foreign counterparts of such patents and patent applications and any patents issuing thereon and extensions of any patents licensed hereunder.

         MINIMED SYSTEM IMPROVEMENTS shall mean any and all improvements or enhancements, patentable or otherwise, that have been conceived, created,

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         developed and/or otherwise invented solely by MINIMED which can be usefully applied to the SYSTEM and/or the PRODUCT and which is based upon ELAN BACKGROUND TECHNOLOGY and/or ELAN IMPROVEMENTS. For purposes of clarity, the parties acknowledge that (i) MINIMED COMPOUND IMPROVEMENTS, and (ii) any such improvements or enhancements that are based on MINIMED BACKGROUND INFUSION SYSTEM TECHNOLOGY made solely by MINIMED do not constitute MINIMED SYSTEM IMPROVEMENTS hereunder.

         NDA shall mean the new drug application, abbreviated new drug application, or any other application acceptable to the RHA for marketing approval for the COMPOUND with the SYSTEM, which MINIMED will file with the RHA in the TERRITORY, including any supplements or amendments thereto.

         NDA APPROVAL shall mean the final approval of an NDA by the RHA to market a the COMPOUND with the SYSTEM in the TERRITORY.

         NSP shall, subject to the provisions of Clauses 11.3.5, mean in the case of PRODUCT sold by MINIMED or an AFFILIATE or a permitted sub-licensee, that sum determined by



      Confidential portion omitted and filed separately with the Commission









         PRODUCT shall mean the SYSTEM containing, or packaged with, the COMPOUND.

         PRODUCT SPECIFICATIONS shall mean the specifications for the PRODUCT set by the parties for the DEVICE REGULATORY APPLICATIONS and which shall be attached as Schedule 6, as well as such other specifications such as interim specifications which may be required during the PROJECT and such additional specifications for the PRODUCT as may be agreed by the parties in writing.

         PROJECT shall mean all activity in order to develop the SYSTEM and the PRODUCT in accordance with the plan shown in Schedule 3, as may be amended from time to time as agreed by the parties in writing.



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         PROJECT SYSTEM SPECIFICATIONS shall mean the specifications for the
         SYSTEM which shall be set by the parties for the DEVICE REGULATORY APPLICATIONS and which shall be attached as Schedule 5, as well as such other specifications such as interim specifications which may be required during the PROJECT and such additional specifications for the SYSTEM as may be agreed by the parties in writing.

         PROJECT TEAM shall mean the group to be established pursuant to Clause 6.

         RHA shall mean any relevant government health authority (or successor agency thereof) in any country of the TERRITORY whose approval is necessary to market the SYSTEM, COMPOUND and/or PRODUCT, as applicable, in the relevant country of the TERRITORY.

         SYSTEM shall mean the CONTINUOUS SYSTEM and/or, subject to Clause 2.2, the BASAL AND BOLUS SYSTEM.

         TECHNOLOGICAL COMPETITOR shall mean, with respect to ELAN, a pharmaceutical company or corporation having a substantial or primary part of its business in research, development and manufacturing of oral, transdermal or device drug delivery systems and which licenses such drug delivery systems to third parties for the development of pharmaceutical products. TECHNOLOGICAL COMPETITOR shall mean, with respect to MINIMED, a company or corporation having a substantial or primary part of its business in research, development and manufacturing, or distributing, devices or products (a) for the infusion or injection of insulin or insulin analogues or (b) for the measurement of glucose in the treatment of diabetes.

         TERM shall mean the term of this Agreement, as set out in Clause 13.

         TERRITORY shall mean all of the countries of the world.

         $ shall mean United States Dollars.

         "US" or "USA" shall mean the United States of America.

1.2      INTERPRETATION:  In this Agreement:

         1.2.1 the singular includes the plural and vice versa, the masculine includes the feminine and vice versa and references to natural persons include corporate bodies, partnerships and vice versa.

         1.2.2 any reference to a Clause or Schedule, unless otherwise specifically provided, shall be respectively to a Clause or Schedule of this Agreement.

         1.2.3 the headings of this Agreement are for ease of reference only and shall not affect its construction or interpretation.




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                             CLAUSE 2 - THE LICENCE

2.1      LICENCE TO MINIMED:


         2.1.1 Subject to the terms of this Agreement, ELAN hereby grants to MINIMED and MINIMED hereby accepts for the TERM an exclusive licence to the ELAN BACKGROUND TECHNOLOGY and ELAN IMPROVEMENTS to package, import, use, offer for sale and sell and otherwise distribute the PRODUCT for the FIELD in the TERRITORY.

2.2.     PROOF OF CONCEPT STUDY

         2.2.1 As soon as is reasonably practicable, ELAN shall supply a maximum of 100 units of the CONTINUOUS SYSTEM which have been modified to an agreed upon specification to provide continuous delivery of the COMPOUND for a 72 hour period, to MINIMED for the purpose of performing the EVALUATION STUDY. Within 8 weeks of the receipt of such units of CONTINUOUS SYSTEM, MINIMED shall perform and complete the EVALUATION STUDY on the CONTINUOUS SYSTEM for the purpose of establishing that the continuous basal subcutaneous infusion of the COMPOUND using the CONTINUOUS SYSTEM provides similar or better glucose control for Type 2 insulin using patients than existing oral products which are used for the treatment of diabetes mellitus and marketed in the US as of the EFFECTIVE DATE.

         2.2.2. In the event that MINIMED fails to perform or complete the EVALUATION STUDY within 8 weeks of receipt of the CONTINUOUS SYSTEM pursuant to Clause 2.2.1. or the EVALUATION STUDY achieves the target results as agreed to by ELAN and MINIMED and set out therein, ELAN and MINIMED shall proceed with the development of the CONTINUOUS SYSTEM and the PRODUCT for the FIELD in accordance with this Agreement. In such event, MINIMED shall have, for a period from the EFFECTIVE DATE up until 12 months from the first commercial launch of the PRODUCT in a MAJOR MARKET, a fully paid-up exclusive option to an exclusive license to the ELAN BACKGROUND TECHNOLOGY and ELAN IMPROVEMENTS as they relate to the BASAL AND BOLUS SYSTEM for use in the subcutaneous delivery of the COMPOUND for the FIELD in the TERRITORY in accordance with the terms of this Agreement. In the event of termination of this Agreement, MINIMED's option as set out herein shall automatically terminate.

         2.2.3. In the event that the EVALUATION STUDY does not achieve the target results which have been agreed by ELAN and MINIMED and set out

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                  therein, then, unless otherwise agreed in writing between the parties, the BASAL AND BOLUS SYSTEM shall automatically replace the CONTINUOUS SYSTEM as the SYSTEM for the purpose of this Agreement and ELAN and MINIMED shall proceed with the development of the BASAL AND BOLUS SYSTEM and the PRODUCT for the FIELD in accordance with the terms of this Agreement. Furthermore, all of the rights granted to MINIMED for the CONTINUOUS SYSTEM pursuant to Clause 2.1 shall immediately terminate and revert to ELAN, except for those rights reasonably necessary for the BASAL AND BOLUS SYSTEM.

         2.2.4. In the event the CONTINUOUS SYSTEM is replaced by the BASAL AND BOLUS SYSTEM herein in accordance with Section 2.3.3, then within 30 days of such event, ELAN shall provide MINIMED with a development plan and budget for the development of the BASAL and BOLUS SYSTEM. Notwithstanding any other provision to the contrary herein, in the event that MINIMED elects not to fund the development of the BASAL AND BOLUS SYSTEM, MINIMED shall be entitled, for a period of 60 days from receipt of such development plan and budget, in its discretion, to terminate this Agreement by written notice thereof to ELAN. In such event, MINIMED shall forfeit the Licence granted hereunder and the amount paid to ELAN pursuant to Section 11.1.1 and this Agreement shall terminate in accordance with the provisions of Clause 13.

2.3      SUB-LICENSING BY MINIMED:

         2.3.1 Subject to the provisions of Clause 2.3.8, MINIMED shall be entitled, subject to the prior written consent of ELAN which shall not be unreasonably withheld or delayed, to grant sub-licences to package, import, use, offer for sale and sell the PRODUCT for the FIELD in one or more countries of the TERRITORY, provided that MINIMED may grant one sub-licence only per country and MINIMED shall not grant a sub-licence to a TECHNOLOGICAL COMPETITOR of ELAN. Notwithstanding the foregoing, MINIMED shall be entitled to appoint one or more distributors in (i) the markets designated in Clause 2.3.8, consistent with MINIMED's other diabetes business activities in such markets and (ii) in such other countries of the TERRITORY in accordance with the terms of this Agreement.

         2.3.2 Any sub-licence granted hereunder shall be on the same terms mutatis mutandis as the terms of this Agreement insofar as they are applicable, but excluding the right to grant a sub-licence or a production licence.

         2.3.3 For the avoidance of doubt, MINIMED shall use its reasonable endeavours to ensure that ELAN shall have the same rights of audit and inspection vis-a-vis a sub-licensee, as ELAN has pursuant to this Agreement concerning MINIMED.

         2.3.4 MINIMED shall be liable to ELAN for all acts and omissions of any sub-licensee as though such acts and omissions were by MINIMED and MINIMED shall provide the indemnity to ELAN outlined in Clause 15.8.

         2.3.5 Where a sub-licence has been granted under Clause 2.3.1, such sub-licence shall automatically terminate if this Agreement terminates for the country or countries covered by the sub-licence.

         2.3.6 MINIMED shall undertake to protect the confidentiality of ELAN's formulation, engineering and manufacturing processes for the SYSTEM and/or PRODUCT in its dealings with permitted sub-licensees

         2.3.7    For the avoidance of doubt:-

                  (1) the parties agree that any sub-licence granted pursuant to this Clause 2.3 shall not be capable of surviving the termination of this Agreement; and

                  (2) IN MARKET sales of the PRODUCT by the sub-licensee (but not a distributor) shall be included in calculating NSP for the purposes of this Agreement.

         2.3.8. MINIMED undertakes that MINIMED shall sell the PRODUCT itself through MINIMED's direct sales force in the USA, France, Germany, Sweden and Benelux countries. In no event shall MINIMED be entitled to grant sub-licences to package, import, use, offer for sale and sell the PRODUCT for the FIELD in such countries of the TERRITORY. MINIMED may appoint one or more distributors in such countries of the TERRITORY in a manner consistent with MINIMED's other diabetes business practices from time to time in effect.


                        CLAUSE 3 - INTELLECTUAL PROPERTY

3.1.     OWNERSHIP OF ELAN PATENT RIGHTS/KNOW-HOW:

         3.1.1. ELAN shall remain the sole owner of the ELAN BACKGROUND TECHNOLOGY.

         3.1.2 ELAN shall remain the sole owner of the ELAN IMPROVEMENTS. Any ELAN IMPROVEMENTS which are made jointly by at least one employee of ELAN and at least one employee of MINIMED shall be assigned to ELAN by MINIMED at ELAN's request.

         3.1.3. ELAN hereby grants to MINIMED an irrevocable non-exclusive perpetual royalty-free license to such ELAN IMPROVEMENTS as are made jointly by at least one employee of ELAN and at least one employee of MINIMED for use outside of the FIELD; provided however, that any such use shall be subject to the provisions of Clause 4.1 for the TERM.

         3.1.4 ELAN shall be entitled to use the ELAN BACKGROUND TECHNOLOGY and ELAN IMPROVEMENTS, and all technical and clinical data, generated by ELAN pursuant to this Agreement in connection with ELAN's commercial arrangements otherwise than in relation to the PRODUCT for the FIELD, and in connection with the PRODUCT for the FIELD in any countries which cease to be part of the TERRITORY; and in the TERRITORY following termination of this Agreement.

3.2      OWNERSHIP OF MINIMED PATENT RIGHTS/KNOW-HOW:

         3.2.1. MINIMED shall remain the sole owner of all MINIMED BACKGROUND COMPOUND TECHNOLOGY, MINIMED BACKGROUND INFUSION SYSTEM TECHNOLOGY, MINIMED SYSTEM IMPROVEMENTS and MINIMED COMPOUND IMPROVEMENTS.

         3.2.2. MINIMED hereby grants to ELAN an irrevocable non-exclusive perpetual royalty-free license to all MINIMED SYSTEM IMPROVEMENTS for use in the TERRITORY; provided however, that any such use shall be subject to the provisions of Clause 4.1 for the TERM.

         3.2.3. In the event that MINIMED wishes to incorporate any MINIMED BACKGROUND MEDICAL DEVICE TECHNOLOGY in the SYSTEM, MINIMED shall provide full details of any such MINIMED BACKGROUND MEDICAL DEVICE TECHNOLOGY to ELAN in writing for review. ELAN shall have the option, at its sole discretion, to determine whether to include such MINIMED BACKGROUND MEDICAL DEVICE TECHNOLOGY in the SYSTEM, which decision shall be considered with the PROJECT TEAM. In the event that ELAN is agreeable to including such MINIMED BACKGROUND MEDICAL DEVICE TECHNOLOGY in the SYSTEM, ELAN and MINIMED shall enter into discussions in good faith as to the terms upon which such MINIMED BACKGROUND MEDICAL DEVICE TECHNOLOGY shall be licensed to ELAN.

3.3      FILING AND MAINTENANCE OF PATENTS:

         3.3.1 ELAN will be entitled, at its own expense, to file and prosecute ELAN PATENTS and patentable ELAN IMPROVEMENTS made solely by ELAN; to determine the patent filing strategy in relation to same at its sole discretion; to assert and defend the foregoing patent applications against third party oppositions; and upon grant of any letters patent, to maintain such letters patent in force subject to the following conditions:

                  (1) ELAN shall promptly notify MINIMED in writing in relation to the existence of ELAN improvements, or any other intellectual property rights which may be relevant to this Agreement and upon request by MINIMED,

                           ELAN shall provide MINIMED with copies of any documents relating to the ELAN improvements or other intellectual property rights in question.

                  (2) ELAN shall promptly notify MINIMED in writing of any patent applications filed by ELAN under this Clause
                           3.3.1 and upon request by MINIMED shall provide copies to MINIMED to such patent applications and any patents issuing thereon, to the extent reasonably required in order for MINIMED to fulfil its obligations under this Agreement;

         3.3.2. Elan shall inform MiniMed in a timely fashion of its intent to seek patent protection on an Elan Improvement developed jointly between Elan and MiniMed. At MiniMed's request, Elan shall cooperate with MiniMed's patent counsel to seek concurrent patent protection for such an Elan Improvement as it relates to the Product and System. The parties will cooperate to seek such concurrent protection so that neither party shall be the owner of any patent, application or publication that may be used as prior art against the other, or otherwise be a bar to the other in obtaining patent protection for such improvement as it relates to the Elan Improvements.

         3.3.3. If ELAN does not intend to make an application for patents or continue prosecution of a pending application in respect of, or continue to maintain the ELAN PATENTS or ELAN IMPROVEMENTS in any or some countries of the TERRITORY in relation to the FIELD, MINIMED will be entitled to file, prosecute and maintain patent applications and patents in respect thereof, at its own expense, in accordance with the following terms:-

                  (1) MINIMED shall consult with ELAN on a regular basis in relation to the status of its activities under this Clause 3.3.3;

                  (2) ELAN shall execute all documents, forms and declarations, provide all necessary information and data, and do all such things as shall be necessary to enable MINIMED to exercise the foregoing right;

                  (3) MINIMED shall promptly notify ELAN in writing of any patent applications filed by MINIMED hereunder and shall provide all reasonable access to ELAN to such patent applications and any patents issuing thereon.

         3.3.4 MINIMED will be entitled, at its own expense, to file and prosecute the MINIMED COMPOUND PATENTS and patentable MINIMED COMPOUND IMPROVEMENTS; to determine the patent filing strategy in relation to same at its sole discretion; to assert and defend the foregoing patent applications against third party oppositions; and upon grant of any letters patent, to maintain such letters patent in force subject to the following conditions:-

                  (1) MINIMED shall promptly notify ELAN in writing in relation to the existence of MINIMED COMPOUND improvements, or any other intellectual property rights which may be relevant to this Agreement and upon request by ELAN, MINIMED shall provide ELAN with copies of any documents relating to the MINIMED COMPOUND improvements or other intellectual property rights in question.

                  (2) MINIMED shall promptly notify ELAN in writing of any patent applications filed by MINIMED under this Clause 3.3.4 and upon request by ELAN shall provide copies to ELAN to such patent applications and any patents issuing thereon, to the extent reasonably required in order for ELAN to fulfil its obligations under this Agreement.

         3.3.5 MINIMED shall inform ELAN in a timely fashion of its intent to seek patent protection on a MINIMED SYSTEM Improvement developed solely by MiniMed. At ELAN's request, MINIMED shall cooperate with ELAN's patent counsel to seek concurrent patent protection for a MINIMED SYSTEM IMPROVEMENT as it relates to the Product and System and such an improvement as it relates to ELAN's developments outside the scope of this Agreement. The parties will cooperate to seek such concurrent protection so that neither party shall be the owner of any patent, application or publication that may be used as prior art against the other, or otherwise be a bar to the other in obtaining patent protection for such improvement as it relates to the MINIMED SYSTEM Improvements.

         3.3.6 If MINIMED does not intend to make an application for patents or continue prosecution of a pending application in respect of, or continue to maintain the MINIMED COMPOUND PATENTS or MINIMED SYSTEM IMPROVEMENTS in any or some countries of the TERRITORY, ELAN will be entitled to file, prosecute and maintain patent applications and patents in respect thereof, at its own expense, in accordance with the following terms:-

                  (1) ELAN shall consult with MINIMED on a regular basis in relation to the status of its activities under this Clause 3.3.6;

                  (2) MINIMED shall execute all documents, forms and declarations, provide all necessary information and data, and do all such things as shall be necessary to enable ELAN to exercise the foregoing right;

                  (3) ELAN shall promptly notify MINIMED in writing of any patent applications filed by ELAN hereunder and shall provide all reasonable access to MINIMED to such patent applications and any patents issuing thereon.

3.4      ENFORCEMENT

         3.4.1 MINIMED and ELAN shall promptly inform the other in writing of any alleged infringement of which it shall become aware by a third party of any patents within the ELAN PATENTS or ELAN IMPROVEMENTS and provide such other with any available evidence of infringement.

         3.4.2 ELAN, at its option, shall be entitled to institute any administrative, judicial or other proceeding to prevent or stop any infringement or unauthorised use ("ENFORCEMENT PROCEEDINGS") of the ELAN BACKGROUND TECHNOLOGY or ELAN IMPROVEMENTS.

         3.4.3. MINIMED agrees to provide all reasonable co-operation and assistance to ELAN in relation to any such ENFORCEMENT PROCEEDINGS and agrees to be named as a party in any ENFORCEMENT PROCEEDINGS, as necessary, instituted by ELAN hereunder. ELAN shall reimburse MINIMED its reasonable costs and expense for co-operating with ELAN hereunder.

         3.4.4 MINIMED, at its option, shall be entitled to institute ENFORCEMENT PROCEEDINGS in respect of any infringement or unauthorised use of the MINIMED BACKGROUND COMPOUND TECHNOLOGY, MINIMED COMPOUND IMPROVEMENTS, MINIMED SYSTEM IMPROVEMENTS, or MINIMED INFUSION SYSTEM BACKGROUND TECHNOLOGY at its own expense and for its own benefit. ELAN agrees to provide all reasonable co-operation and assistance to MINIMED in relation to any such ENFORCEMENT PROCEEDINGS and agrees to be named as a party in any ENFORCEMENT PROCEEDINGS, as necessary, instituted by MINIMED hereunder.

         3.4.5 In the event that the intellectual property owner does not want to institute ENFORCEMENT PROCEEDINGS, then the other Party may enforce such rights at its own expense. The intellectual property owner shall cooperate with the enforcing Party and provide all reasonable assistance in relation to any such ENFORCEMENT PROCEEDINGS. The enforcing Party must seek written approval from the intellectual property owner, which may not be unreasonably withheld, prior to taking action and must keep the intellectual property owner informed of the action and may not enter into any settlement agreement without the intellectual property owner's consent, which may not be unreasonably withheld. Any reasonable fees and costs borne by the intellectual property owner shall be reimbursed by the enforcing Party. In the event that MINIMED decides to enforce the ELAN BACKGROUND TECHNOLOGY or ELAN IMPROVEMENTS in accordance with this paragraph, any recovery remaining after the deduction of reasonable expenses (including attorney's fees and expenses) incurred in relation to such ENFORCEMENT PROCEEDINGS shall constitute NSP for the purpose of this Agreement.

3.5      DEFENCE

         3.5.1 In the event that a claim or proceeding is brought against MINIMED by a third party alleging that the method of manufacture, manufacture, sale, use or offer for sale of the SYSTEM and/or the PRODUCTas claimed in the ELAN PATENTS, infringes the patent rights of such a third party in the TERRITORY, MINIMED shall promptly advise ELAN of such threat or suit.

         3.5.2. Confidential portion omitted and filed separately with the Commission.















         3.5.3. Confidential portion omitted and filed separately with the Commission.

         3.5.4 Confidential portion omitted and filed separately with the Commission.











         3.5.5 Neither Party shall have any liability to the other party whatsoever or howsoever arising for any losses incurred as a result of MINIMED having to cease selling the PRODUCT or having to defer the launch of selling the PRODUCT.

         3.5.6. In the event that a claim or proceeding is brought against ELAN by a third party alleging that the manufacture, offer for sale, sale, distribution or use of the PRODUCT and/or the COMPOUND in the TERRITORY infringes any adversely held patent or involves the unauthorised use of any other intellectual property, ELAN shall promptly advise MINIMED of such threat or suit. Subject to ELAN's obligations pursuant to the provisions of Clause 3.5.2, Clause 3.5.3, Clause 3.5.4. and Clause 15.4, MINIMED shall indemnify ELAN against such a claim; provided that ELAN shall not acknowledge to the third party or to any other person the validity of the patent rights of such a third party and shall not compromise or settle any claim or proceedings relating thereto without the written consent of MINIMED, which shall not be unreasonably withheld or delayed. At its option, MINIMED may elect to take over the conduct of such proceedings from ELAN with counsel of MINIMED's choice. In such event MINIMED shall keep ELAN advised of all material developments in the said proceedings and shall not settle or compromise such proceedings without the consent of ELAN which shall not be unreasonably withheld or delayed.

         3.5.7. In the event that a claim or proceeding is brought against ELAN by a third party alleging that the manufacture, offer for sale, sale, distribution or use of the SYSTEM infringes any adversely held patent or involves the unauthorised use of any other intellectual property, the provisions of either Clause
                  3.5 of this Agreement or Clause 3.5 of the MANUFACTURING AGREEMENT shall apply; provided however, that in no event shall MINIMED be entitled to rely upon the provisions of both agreements.


3.6      TRADEMARKS

         ELAN AND MINIMED hereby acknowledge and agree that one or more trademarks owned or licensed by or on behalf of either party, whether on the date hereof or hereafter, may be used in connection with the sale or promotion of the PRODUCT. This Agreement notwithstanding, any such mark shall continue to be owned or licensed by ELAN or MINIMED, as appropriate. In the event that an ELAN trademark is to be used in connection with for the PRODUCT, then, at such time, the parties shall enter into an appropriate royalty-free trademark licence agreement as is necessary.

                          CLAUSE 4 - COMPETING PRODUCTS




4.1 Subject to the provisions of Clause 4.2 and except as otherwise provided in this Agreement and the MANUFACTURING AGREEMENT, ELAN and MINIMED shall not promote, license, manufacture, market, or sell an external disposable subcutaneous infusion device, which is * other than the PRODUCT ("COMPETING PRODUCT") in the TERRITORY during the INITIAL PERIOD.

4.2      Confidential portion omitted and filed separately with the Commission.











4.3      Confidential portion omitted and filed separately with the Commission.







                CLAUSE 5 - DEVELOPMENT OF THE SYSTEM AND PRODUCT

5.1 ELAN has developed the SYSTEM in accordance with the CURRENT SYSTEM SPECIFICATIONS as a method of drug delivery. ELAN acknowledges that it is of the opinion, that to the best of its knowledge and belief as of the date of this Agreement, the SYSTEM is capable of performing in material conformance with the CURRENT SYSTEM SPECIFICATIONS. Notwithstanding the foregoing, ELAN and MINIMED acknowledge and agree that the SYSTEM is still in

--------------
* Confidential portion omitted and filed separately with the Commission development and that such development involves inherent risks in terms of outcome and timing. Any obligation on ELAN arising hereunder shall be expressly limited to a covenant to exercise all commercially reasonable efforts to develop the SYSTEM in accordance with the terms of this Agreement.

5.2. The Parties wish ELAN to further develop the SYSTEM to deliver the COMPOUND, and ELAN shall diligently pursue the same in a commercially reasonable manner. ELAN shall further develop the SYSTEM in accordance with the PROJECT pursuant to the terms of this Agreement. However, it is acknowledged that device development incorporates inherent risk in terms of outcomes and ELAN does not guarantee the further development of the SYSTEM or the ability of the SYSTEM to achieve the PROJECT SYSTEM SPECIFICATIONS beyond the CURRENT SYSTEM SPECIFICATIONS and/or to obtain the DMF or DEVICE REGULATORY APPROVAL in one or more of the countries of the TERRITORY.

5.3 Except as otherwise provided for herein or in the MANUFACTURING AGREEMENT, MINIMED shall be responsible for all activities and costs associated with the further development of the PRODUCT in accordance with the PROJECT pursuant to the terms of this Agreement and in particular but not limited to :

         5.3.1. sourcing, supplying and, if necessary, formulating, all COMPOUND which is required to develop the SYSTEM and the PRODUCT; and

         5.3.2. designing and manufacturing the drug cartridge which will contain the COMPOUND and will be used in connection with the SYSTEM.

5.4 ELAN and MINIMED shall undertake their respective obligations under the PROJECT on a collaborative basis. Accordingly, the parties shall co-operate in good faith particularly with respect to unknown problems or contingencies and shall perform their respective obligations in good faith and in a commercially reasonable, diligent and workmanlike manner.

5.5 As soon as possible following the execution of this Agreement, MINIMED shall provide to ELAN, unless it has already done so prior to the execution of this Agreement, the specifications for the COMPOUND to be delivered with the SYSTEM, the desired PRODUCT characteristics, interim PRODUCT SPECIFICATIONS and information as to the MINIMED objectives for the PRODUCT.

5.6 In particular, MINIMED shall be responsible for determining the scope and nature, and for carrying out at its own cost all clinical studies program in human patients, including for the avoidance of doubt any pharmacokinetic/pharmacodynamic studies. Such studies shall be performed by MINIMED for the MAJOR MARKETS, and for other the countries of the TERRITORY outside of the MAJOR MARKETS, in accordance with Clause 7;

         5.6.1 the primary objectives of the program so conducted shall be to complete the

                  DEVICE REGULATORY APPLICATION and DEVICE REGULATORY APPROVAL in the MAJOR MARKETS and it is the parties' expectation that the body of data so generated in the PROJECT will also support such applications for DEVICE REGULATORY APPROVAL which MINIMED or its AFFILIATES or permitted sub-licensees shall make in the other countries of the TERRITORY in accordance with the terms of this Agreement.

         5.6.2 Subject to the provisions of Clause 7, MINIMED agrees to carry out and complete the clinical program in the USA and in such other countries of the TERRITORY as necessary to obtain DEVICE REGULATORY APPROVAL in such countries to a standard and timeframe which it would otherwise find appropriate for one of its major branded products;

         5.6.3 MINIMED shall keep ELAN informed as to the progress and completion of the studies and, shall provide to ELAN summary study reports thereon;

         5.6.4 MINIMED undertakes that it shall carry out all such clinical studies to prevailing cGCP and cGLP and most specifically in accordance with the applicable RHA standards and guidelines;

         5.6.5 MINIMED shall be responsible at its cost for the preparation and filing of appropriate INDs (and/or IDE's or 510k's, to the extent deemed appropriate by the PROJECT TEAM and subject to the provisions of Clause 7.4) to the extent required to allow it to undertake such clinical studies. ELAN shall co-operate with MINIMED as reasonably necessary in the preparation and filing of such INDs. The parties agree that ELAN's charges to MINIMED for any such work shall be as set out in Clause 11.2 of the Agreement.

5.7 For the avoidance of doubt, it is acknowledged that ELAN's primary objective under the PROJECT is to develop the SYSTEM in accordance with the PROJECT.

5.8 MINIMED shall conduct any pharmacokinetic, clinical, pharmacoeconomic, and any other market analysis, study or test on the PRODUCT which MINIMED deems appropriate. In the event that MINIMED does conduct such analysis, study or test, MINIMED shall own the said data and information which shall thereafter form part of MINIMED KNOW-HOW. MINIMED shall provide ELAN with a summary report of any such material analysis, study or test performed by MINIMED as soon as is reasonably possible following its completion. Subject to any contractual restrictions on MINIMED and to the prior written consent of MINIMED which shall not be unreasonably withheld or delayed, and subject further, as appropriate, to secrecy obligations being imposed on any recipient of such MINIMED KNOW-HOW, ELAN shall be entitled to use any such MINIMED KNOW-HOW in connection with ELAN's commercial arrangements for the SYSTEM otherwise than in relation to the PRODUCT for the FIELD, and in connection with the PRODUCT for the FIELD in any countries which cease to be part of the TERRITORY; and in the TERRITORY following termination of this Agreement. Subject to any contractual restrictions on ELAN, ELAN shall disclose a summary report of any technical or clinical data which may be generated by ELAN or ELAN's licensees on the SYSTEM to MINIMED. Subject to the prior written consent of ELAN which shall not be unreasonably withheld or delayed, MINIMED shall be entitled to use any such data connection with the PRODUCT in the TERRITORY.


                 CLAUSE 6 - PROJECT TEAM AND PROJECT MANAGEMENT


6.1 It is recognised by the parties that a significant resource shall be required from each party to accomplish successful DEVICE REGULATORY APPROVAL in the MAJOR MARKETS and launch of the PRODUCT, particularly in the co-ordination of logistics, finalisation of various specifications, preparation and agreement of clinical study designs and protocols, methodologies transfer, supply and packaging configurations, shipping and handling procedures and for this purpose, the parties will establish a PROJECT TEAM.

6.2 The PROJECT TEAM shall consist of a chief representative from each party together with such additional business and development personnel from each party who are appropriately skilled and knowledgeable in relation to the PROJECT and who are deemed necessary to accomplish the work of the PROJECT.

6.3 Unless otherwise agreed by the parties, the PROJECT TEAM shall meet at least once each calendar quarter, such meetings to continue until the time of launch or such later time as may be agreed. The PROJECT TEAM may be meet in person or by means of such telephone, video or other communication facilities as permit all members of the PROJECT TEAM to communicate with each other simultaneously and instantaneously. If the PROJECT TEAM decides to meet in person, such meetings shall be held alternatively at the offices of ELAN and MINIMED or as otherwise agreed by the parties. Meetings shall be co-chaired by the chief representatives of the parties. At and between meetings of the PROJECT TEAM, each party shall keep the other fully and regularly informed as to its progress with its respective obligations.

6.4 In the event of a dispute amongst the PROJECT TEAM which cannot be resolved by consensus, such dispute shall be referred to the President and Chief Operating Officer, of MINIMED and the President of Elan Pharmaceutical Technologies who shall discuss the matter and attempt to reach an amicable solution. In the event that the foregoing officers cannot resolve the dispute amicably, the said officers shall refer the dispute to the Chairmen of MINIMED and ELAN who shall discuss the matter and attempt to reach an amicable solution. The provisions of this Clause 6.4. shall be without prejudice to the parties' other rights and remedies.

6.5. The PROJECT TEAM shall not have the authority to amend or vary any of the terms of this Agreement.

                     CLAUSE 7 - REGISTRATION OF THE PRODUCT

7.1 The PROJECT TEAM shall establish the regulatory procedure to be followed by ELAN and MINIMED in order to secure all necessary regulatory approvals to market the PRODUCT in the MAJOR MARKETS as swiftly as practicable. ELAN shall be responsible for filing and maintaining a DMF for the SYSTEM with the RHA in the MAJOR MARKETS. ELAN shall use reasonable endeavours in filing and maintaining each DMF with the RHA in the MAJOR MARKETS as swiftly as practicable.

7.2 At its expense, MINIMED shall be responsible for the filing and maintaining all required NDAs and DEVICE REGULATORY APPLICATIONS in respect of the COMPOUND and PRODUCT respectively, with the RHAs in the TERRITORY. MINIMED shall use reasonable endeavours in prosecuting each required NDA and DEVICE REGULATORY APPLICATION to approval by the RHA as swiftly as practicable.

7.3 MINIMED shall notify ELAN of the date of submission of any NDA or DEVICE REGULATORY APPLICATION in any country of the TERRITORY and shall also notify ELAN of any NDA APPROVAL or DEVICE REGULATORY APPROVAL as soon as is reasonably possible following said approval.

7.4 MINIMED will be the holder of the NDA APPROVAL and DEVICE REGULATORY APPROVAL for the COMPOUND and PRODUCT respectively, in the TERRITORY, provided however, that in the event that a DEVICE REGULATORY APPROVAL is granted for the SYSTEM alone, such DEVICE REGULATORY APPROVAL shall be the property of ELAN. In such event, ELAN shall provide MINIMED with reference rights to such DEVICE REGULATORY APPROVAL mutatis mutandis with the provisions of Clause 7.5 below.

7.5 MINIMED will permit ELAN, or ELAN's licensees, without charge, to have access to, to photocopy and to cross reference all DEVICE REGULATORY APPROVALS or DEVICE REGULATORY APPLICATIONS for the PRODUCT for the purpose of obtaining DEVICE REGULATORY APPROVALS for the SYSTEM in connection with ELAN's commercial arrangements otherwise than in relation to the PRODUCT for the FIELD, and in connection with the PRODUCT for the FIELD in any countries which cease to be part of the TERRITORY; and in the TERRITORY following termination of this Agreement.

7.6 MINIMED shall submit to ELAN a quarterly report, for every calendar quarter prior to the marketing of the PRODUCT within 14 days of the end of the relevant quarter fully outlining the regulatory status of the PRODUCT in the TERRITORY, including an overview of any material communications with the RHAs in the TERRITORY.

7.7 MINIMED shall be responsible for obtaining and maintaining all regulatory approvals necessary for MINIMED to package the PRODUCT into final marketing packaging and for obtaining all applicable state and local regulatory approvals for the distribution of the PRODUCT in the TERRITORY. ELAN shall co-operate with MINIMED in obtaining such approvals.

7.8 MINIMED shall provide ELAN with access to all DEVICE REGULATORY APPROVALS to enable ELAN to exercise its rights and fulfil its obligations hereunder.

7.9 MINIMED shall indemnify and hold harmless ELAN from and against all claims, damages, losses, liabilities and expenses to which ELAN may become liable relating to or arising out of MINIMED's bad faith, negligence or intentional misconduct in connection with the filing or maintenance of the DEVICE REGULATORY APPLICATIONS and REGULATORY APPROVALS in the TERRITORY. ELAN shall indemnify and hold harmless MINIMED from and against all claims, damages, losses, liabilities and expenses to which MINIMED may become liable relating to or arising out of ELAN's bad faith, negligence or intentional misconduct in connection with the filing or maintenance of the DMF in the TERRITORY.

7.10 Subject to the express representations and warranties set out in this Agreement, it is hereby acknowledged that there are inherent uncertainties involved in the registration of pharmaceutical products and medical devices with the RHA in relation to achieving the PROJECT SYSTEM SPECIFICATIONS and/or PRODUCT SPECIFICATIONS, filing and maintaining the DMF, and obtaining the NDA APPROVAL and/or DEVICE REGULATORY APPROVAL and such uncertainties form part of the business risk involved in undertaking the form of commercial collaboration outlined in this Agreement. Accordingly, ELAN and MINIMED shall have no liability to the other as a result of any failure of the PRODUCT to successfully achieve the PROJECT SYSTEM SPECIFICATIONS or PRODUCT SPECIFICATIONS, or the DMF, NDA APPROVAL or DEVICE REGULATORY APPROVAL of the RHA.


                CLAUSE 8 - MARKETING AND PROMOTION OF THE PRODUCT

8.1. Upon a date to be agreed by the PROJECT TEAM, ELAN and MINIMED shall establish a MARKETING COMMITTEE consisting of at least one representative from each party who shall act as liaison between the parties to ensure that ELAN is up to date on the prevailing market conditions and MINIMED's efforts at marketing and selling the PRODUCT. Within 90 days of the submission of the first DEVICE REGULATORY APPLICATION for the PRODUCT in the MAJOR MARKETS, MINIMED will outline to ELAN the structure of the promotional activities to be carried out by MINIMED for the period up to the first commercial sale of the PRODUCT and for a period of 1 year thereafter. MINIMED shall both prior to and subsequent to the launch of a PRODUCT communicate with ELAN regarding its objectives for and performance of such

         PRODUCT in the MAJOR MARKETS and in all of the other countries of the TERRITORY. At such meetings, MINIMED shall report on the ongoing sales performance of the PRODUCT in the TERRITORY, including marketing approaches, educational campaigns, promotional and advertising materials and campaigns, sales plans, pricing and results, performance against competitors, its objectives for the PRODUCT and its plans for the next year of the Agreement. In addition the MARKETING COMMITTEE shall review the quarterly royalty statements and in particular the calculation of GROSS PROFIT and the deductible items listed in the definition of NSP.

8.2. Unless otherwise agreed by the Parties, the MARKETING COMMITTEE shall meet at least once each calendar quarter, such meetings to continue until such time as may be agreed by the PROJECT TEAM. Thereafter, the Parties shall meet on an annual basis. The MARKETING COMMITTEE shall meet alternately at the offices of ELAN and MINIMED or as otherwise agreed by the parties, or shall conduct such meetings by telephonic or video conference. Each party shall bear the cost of its own travel expenses.

8.3 MINIMED shall control and be responsible for the content and format of the promotional campaign to be submitted to the RHA, but shall inform ELAN thereof and provide to ELAN a copy of such submissions, which shall be subject to the confidentiality obligations herein. To the extent required by the laws, rules and regulations of the RHA in the applicable country of the TERRITORY, MINIMED shall use reasonable efforts to obtain approval by the RHA of the promotional campaign for the PRODUCT.

8.4. Within 6 months of the EFFECTIVE DATE, the MARKETING COMMITTEE shall agree in good faith upon a schedule for the commercialisation of the PRODUCT in such countries of the TERRITORY outside of the MAJOR MARKETS as the MARKETING COMMITTEE shall determine. Such schedule shall include but not be limited to the target dates for filing the DEVICE REGULATORY APPLICATION and for securing DEVICE REGULATORY APPROVAL for the PRODUCT in such countries of the TERRITORY, as well as the general structure of the promotional activities to be carried out by MINIMED.

8.5 MINIMED shall diligently pursue the commercialisation of the PRODUCT and shall use commercially reasonable efforts, including reasonable IN MARKET prices, to market and promote the PRODUCT in the MAJOR MARKETS, and throughout the rest of the TERRITORY in accordance with the schedule agreed upon by the MARKETING COMMITTEE pursuant to Article 8.4, and in doing so, shall use the same level of effort as with other similar products of similar sales potential which it markets. MINIMED covenants that it shall not use the PRODUCT as a "loss leader" in its marketing programs and shall at all times use its reasonable efforts in marketing the PRODUCT.

8.6 MINIMED shall submit to ELAN for ELAN's information, copies of all trade packaging, cartons and labels and other printed materials which MINIMED proposes at any time to use in relation to the sale of the PRODUCT provided always that the provisions of this Clause 8.6 shall be without prejudice to the obligations and responsibilities of MINIMED under Clauses 8.1 and 15.7 and MINIMED shall indemnify and hold harmless ELAN from and against all claims, damages, losses, liabilities and expenses to which ELAN may become liable relating to the activities described in this Clause 8.6. Unless ELAN reasonably objects to the use of any such materials within 14 days of receipt for information purposes, MINIMED shall be entitled to proceed to use such trade packaging, cartons and labels and other printed materials in connection with the sale of the PRODUCT provided however, that in no event shall such materials contain any statement which may have a damaging or harmful effect on the commercialisation of the SYSTEM and/or the goodwill of ELAN in the TERRITORY.

8.7 To the extent permitted by law, the materials referred to in Clause 8.6 shall include due acknowledgement that the PRODUCT is licensed from ELAN.

8.8 To the extent permitted by law, MINIMED shall mark or have marked all patent number(s) in respect of the ELAN PATENTS on all PRODUCT or PRODUCT packaging, or otherwise reasonably communicate to the trade the existence of any ELAN PATENTS for the countries within the TERRITORY in such a manner as to ensure compliance with, and enforceability under, applicable laws.

8.9 MINIMED shall effect the first full scale commercial launch of the PRODUCT in the USA as soon as reasonably practicable but in any event within * days of the DEVICE REGULATORY APPROVAL in the USA. Except for any failure to manufacture and/or supply the SYSTEM arising from any breach of the MANUFACTURING AGREEMENT by MINIMED, the obligation in the preceding sentence to effect a full scale commercial launch of the PRODUCT shall coincide with the availability of adequate quantities in accordance with the production requirements as set out in the MANUFACTURING AGREEMENT. With respect to each of the other countries of the TERRITORY, MINIMED will effect a national commercial launch of the PRODUCT as soon as reasonably practicable but in any event within * days after the relevant DEVICE REGULATORY APPROVAL.


                         CLAUSE 9 - SUPPLY OF THE SYSTEM

9.1 ELAN has appointed MINIMED as the manufacturer of the SYSTEM for and on behalf of ELAN pursuant to the MANUFACTURING AGREEMENT and MINIMED shall manufacture and supply the SYSTEM for distribution pursuant to the terms set out therein. MINIMED shall be the sole and exclusive supplier of the SYSTEM to MINIMED in the TERRITORY for the purpose of this Agreement.

--------------------
* Confidential portion omitted and filed separately with the Commission

                     CLAUSE 10 - MANUFACTURE OF THE PRODUCT

10.1 MINIMED shall be responsible at its sole expense, for furnishing all operations, labour, supervision, equipment, tools, machinery, COMPOUND and facilities necessary to manufacture the PRODUCT in accordance with the SYSTEM SPECIFICATIONS, PRODUCT SPECIFICATIONS and REGULATORY APPROVALS including but not limited to:

         10.1.1. sourcing and supplying all COMPOUND which is required for the PRODUCT;

         10.1.2. manufacturing the drug cartridge for the SYSTEM and filling such drug cartridge with the COMPOUND;

         10.1.3. qualifying, ordering, receiving, approving and storing, in suitable facilities free from contamination, all packaging materials which are necessary to package the PRODUCT;

         10.1.4. packaging the SYSTEM with the drug cartridge containing the COMPOUND;

         10.1.5. analysing the PRODUCT for quality control and releasing the PRODUCT for commercial sale.

10.2 MINIMED shall be responsible for, and shall ensure that, all of the suppliers of equipment, tools, machinery and materials shall hold all necessary licenses and registrations appropriate and necessary for the inclusion of such materials in the PRODUCT. MINIMED shall indemnify ELAN against any claim arising from any defective materials or COMPOUND which may be included in the PRODUCT.


                        CLAUSE 11 - FINANCIAL PROVISIONS

11.1     LICENCE ROYALTIES:

         11.1.1 In consideration of the licence of the ELAN PATENTS granted to MINIMED under this Agreement, MINIMED shall pay to ELAN the non-refundable amounts set forth in Schedule 7 hereto.

         11.1.2 In the event that MINIMED exercises the option for the BASAL AND BOLUS SYSTEM pursuant to Clause 2.2.2, then in addition to the amounts payable to ELAN pursuant to Clause 11.1.1, MINIMED shall pay to ELAN a further $ * upon the exercise of such option in consideration of


--------------------
* Confidential portion omitted and filed separately with the Commission the licence of the ELAN PATENTS granted to MINIMED under this Agreement for the BASAL AND BOLUS SYSTEM.

11.2     DEVELOPMENT ROYALTIES:

         11.2.1. Except as otherwise provided in this Agreement or in the MANUFACTURING AGREEMENT, all development or other technical assistance which ELAN shall perform pursuant to the PROJECT or the terms of this Agreement, or which is requested by MINIMED and agreed to by ELAN, shall be charged to MINIMED at FULLY ALLOCATED COST plus * %. Any such work shall be mutually agreed upon by ELAN and MINIMED in writing and in advance of the commencement of such work, which agreement shall include an agreed upon budget.

         11.2.2 Development royalties for all work agreed upon by ELAN and MINIMED pursuant to Clause 11.2.1. and carried out by ELAN hereunder shall be invoiced by ELAN to MINIMED at the end of each calendar quarter. Payment shall be effected in US Dollars within 30 days of the date of receipt of the relevant invoice.

11.3     ROYALTY ON SALES:

         11.3.1 In consideration of the licence of the ELAN PATENTS to MINIMED hereunder, the royalty payable by MINIMED to ELAN on GROSS PROFIT of the PRODUCT following the first launch of the PRODUCT in accordance with the table set forth in Schedule 7 to this Agreement.


         11.3.2 Within forty-five (45) days of the end of each calendar quarter of this Agreement, MINIMED shall notify ELAN of the NSP of PRODUCT for that previous calendar quarter. Payments shown by each calendar quarter report to have accrued but which have not yet been paid shall be included in calculating the NSP for that quarter.

         11.3.3 Payment of royalties shall be made once in each calendar quarter within 45 days after the expiry of the relevant calendar quarter.

         11.3.4   All payments due hereunder shall be made in U.S. Dollars.

         11.3.5 In the event that MINIMED or any AFFILIATE of MINIMED shall sell the PRODUCT together with other products of MINIMED to third parties (by the method commonly known in the pharmaceutical industry as "bundling") and the price attributable to the PRODUCT is less than the average price of "arms length" sales to similar customers for the reporting period in which sales occur (such sales to be excluded from the calculation of the average price of "arms length" sales), NSP for any such sales shall be the average price of "arms length" sales by

                  MINIMED or an AFFILIATE of MINIMED or a permitted sub-licensee to similar customers in the country where such bundling occurs during the reporting period in which such sales occur.


11.4     METHOD OF CALCULATION OF ROYALTIES AND OTHER PAYMENTS:

         The parties acknowledge and agree that the methods for calculating the royalties and other payments fees hereunder are for the purposes of the convenience of the parties, are freely chosen and not coerced.


                    CLAUSE 12 - PAYMENTS, REPORTS AND AUDITS

12.1 MINIMED shall keep true and accurate records of gross sales of the PRODUCT, the number of units of PRODUCT sold, the items deducted from the gross amount in calculating the NSP, the NSP, the GROSS PROFIT and the royalties payable to ELAN under Clause 11. MINIMED shall deliver to ELAN a written statement ("the STATEMENT") thereof within 45 days following the end of each calendar quarter, (or any part thereof in the first or last calendar quarter of this Agreement) for such calendar quarter. The STATEMENT shall outline on a country-by-country basis, the calculation of the NSP from gross revenues during that calendar quarter, the applicable percentage rate, and a computation of the sums due to ELAN. The parties' financial officers shall agree upon the precise format of the STATEMENT.

12.2 Unless otherwise notified in writing by ELAN, payments due on GROSS PROFIT of the PRODUCT based on sales amounts in a currency other than US Dollars shall first be calculated in the foreign currency and then converted to US Dollars on the basis of the exchange rate in effect for the purchase of US Dollars with such foreign currency quoted in the Wall Street Journal (or comparable publication if not quoted in the Wall Street Journal) with respect to the sale of currency of the country of origin of such payment for the day prior to the date on which the payment by MINIMED is being made.

12.3 Any income or other taxes which MINIMED is required by law to pay or withhold on behalf of ELAN with respect to royalties and any other monies payable to ELAN under this Agreement shall be deducted from the amount of such GROSS PROFIT payments, royalties and other monies due. MINIMED shall furnish ELAN with proof of such payments. Any such tax required to be paid or withheld shall be an expense of and borne solely by ELAN. MINIMED shall promptly provide ELAN with a certificate or other documentary evidence to enable ELAN to support a claim for a refund or a foreign tax credit with respect to any such tax so withheld or deducted by MINIMED. The parties will reasonably cooperate in completing and filing documents required under the provisions of any applicable tax treaty or under any other applicable law, in order to enable MINIMED to make such payments to ELAN without any deduction or withholding.

12.4 All payments due hereunder shall be made to the designated bank account of ELAN in accordance with such timely written instructions as ELAN shall from time to time provide.

12.5 MINIMED shall pay interest to ELAN at the Prime Rate publicly announced by Morgan Guaranty Trust Company of New York at its principal office on the date (or next to occur business day, if such date is not a business day) on which payment should have been made pursuant to the applicable provisions of this Agreement plus 5% on all late payments under this Agreement applicable from the date on which payment should have been made pursuant to the applicable provisions of this Agreement until the date of payment.

12.6 For the 180 day period following the close of each calendar year of the Agreement, ELAN and MINIMED will, in the event that the other party reasonably requests such access, provide each other's independent certified accountants (reasonably acceptable to the other party) with access, during regular business hours and subject to the confidentiality provisions as contained in this Agreement, to such party's books and records relating to the PRODUCT, solely for the purpose of verifying the accuracy and reasonable composition of the calculations hereunder for the calendar year then ended.

12.7 In the event of a discovery of a discrepancy which exceeds 5% of the amount due or charged by a party for any period, the cost of such accountants shall be borne by the audited party; otherwise, such cost shall be borne by the auditing party.


                      CLAUSE 13 - DURATION AND TERMINATION

13.1 This Agreement shall be deemed to have come into force on the EFFECTIVE DATE and, subject to the rights of termination outlined in this Clause 13 will expire on a country by country basis on the 12th anniversary of the date of the launch of the PRODUCT in the country concerned ("the INITIAL PERIOD").

13.2 At the end of the INITIAL PERIOD, the Agreement shall continue automatically for rolling 2 year periods thereafter, unless the Agreement has been terminated by either of the parties by serving 2 years' written notice on the other immediately prior to the end of the INITIAL PERIOD or any additional 2 year period provided for herein.

13.3 In addition to the rights of termination provided for elsewhere in this Agreement, either party will be entitled forthwith to terminate this Agreement by written notice to the other party if:

         13.3.1 that other party commits any breach of any of the provisions of this Agreement, and in the case of a breach capable of remedy, fails to remedy the same within 90 days after receipt of a written notice giving full particulars of the breach and requiring it to be remedied;

         13.3.2 that other party goes into liquidation (except for the purposes of amalgamation or reconstruction and in such manner that the company resulting therefrom effectively agrees to be bound by or assume the obligations imposed on that other party under this Agreement);

         13.3.3 an encumbrancer takes possession or a receiver is appointed over any of the property or assets of that other party;

         13.3.4 any proceedings are filed or commenced by that other party under bankruptcy, insolvency or debtor relief laws or anything analogous to any of the foregoing under the laws of any jurisdiction occurs in relation to that other party.

         13.3.5 a TECHNOLOGICAL COMPETITOR of the other party hereto, or a company with a directly competing product, acquires * % or more of the other party's voting stock or where * % or more of the voting stock of a TECHNOLOGICAL COMPETITOR to a party hereto is acquired by the other party hereto.

13.4 For the purposes of Clause 13.3.1, a breach will be considered capable of remedy if the party in breach can comply with the provision in question in all respects other than as to the time of performance (provided that time of performance is not of the essence).

13.5 In further addition to the rights and termination provided for elsewhere in this Agreement, ELAN shall be entitled to forthwith terminate the licence granted to MINIMED under this Agreement for any country or countries of the TERRITORY, in accordance with the terms set out below, in the event that MINIMED:-

         13.5.1 fails to file a DEVICE REGULATORY APPLICATION for the PRODUCT in any country of the MAJOR MARKETS within 18 months from the completion of the PROJECT; or

         13.5.2 fails to file a DEVICE REGULATORY APPLICATION for the PRODUCT in any country of TERRITORY outside of the MAJOR MARKETS within 18 months of the target date set for such country by the MARKETING COMMITTEE pursuant to Clause 8.4; or

         13.5.3 fails to effect any one of the commercial launches required by Clause 8 in accordance with the provisions thereof; or

         13.5.4 notifies ELAN that it does not wish to commercialise the PRODUCT in any country of the TERRITORY.

--------------------
* Confidential portion omitted and filed separately with the Commission

                     CLAUSE 14 - CONSEQUENCES OF TERMINATION

14.1 Upon exercise of those rights of termination specified in Clauses 13 or elsewhere in this Agreement, this Agreement shall, subject to the provisions of the Agreement which survive the termination of the Agreement and Clause 14.2, automatically terminate forthwith and be of no further legal force or effect.

14.2 Upon termination of the Agreement by either party, or upon termination by ELAN of a licence for a particular country under Clause 13.5, the following shall be the consequences relating to the TERRITORY or the particular country, as applicable:-

         14.2.1 any sums that were due from MINIMED to ELAN under the provisions of Clause 11 or otherwise howsoever prior to the exercise of the right to terminate this Agreement as set forth herein shall be paid in full within 30 days of termination of this Agreement and receipt of the invoice in respect thereto, and ELAN shall not be liable to repay to MINIMED any amount of money paid or payable by MINIMED to ELAN up to the date of the termination of this Agreement;

         14.2.2 all confidentiality provisions set out herein shall remain in full force and effect for a period of 7 years from the date of termination of this Agreement;

         14.2.3 all responsibilities and warranties shall insofar as they are appropriate remain in full force and effect;

         14.2.4 the rights of inspection and audit shall continue in force for the period referred to in the relevant provisions of this Agreement;

         14.2.5 ELAN shall be entitled to research, develop, manufacture and commercialise the SYSTEM in the FIELD for its own benefit in the TERRITORY or in the relevant country or countries of the TERRITORY and either party shall be entitled to manufacture, market, sell, or assist in the distribution or sale of a COMPETING PRODUCT;

         14.2.6 ELAN shall be entitled to file for DEVICE REGULATORY APPROVAL for the SYSTEM with any insulin and/or insulin analogue otherwise available to ELAN, in any country which ceases to be a part of the TERRITORY, or in any country of the TERRITORY in the event of termination of this Agreement, or in the TERRITORY or the relevant country or countries of the TERRITORY;

         14.2.7 subject to the provisions of Clause 3.1.3, the licence granted by ELAN to

                  MINIMED of the ELAN BACKGROUND TECHNOLOGY and ELAN IMPROVEMENTS shall automatically terminate;

         14.2.8 MINIMED shall transfer to ELAN or ELAN's designee without charge (but at ELAN's expense, if any), and/or permit ELAN or ELAN's designee without charge to conduct sufficient cross-referencing to, and have sufficient access to any and all pending DEVICE REGULATORY APPLICATIONS or granted DEVICE REGULATORY APPROVALS for the PRODUCT for the relevant country or countries of the TERRITORY.


                       CLAUSE 15 - WARRANTY AND INDEMNITY

15.1 ELAN represents and warrants that it has the sole, exclusive and unencumbered right to grant the licences and rights herein granted to MINIMED, and that it has not granted any option, licence, right or interest in or to the ELAN PATENTS or ELAN KNOW-HOW to any third party which would conflict with the rights granted by this Agreement. ELAN agrees to hold MINIMED harmless from any and all costs, expenses and damages (including reasonable attorneys' fees) incurred or sustained by MINIMED as the result of any third party's challenges to ELAN's right to grant the rights and licences herein granted to MINIMED.

15.2 ELAN represents and warrants that the execution of this Agreement and the full performance and enjoyment of the rights of MINIMED under this Agreement will not breach or in any way be inconsistent with the terms and conditions of any licence, contract, understanding or agreement, whether express, implied, written or oral between ELAN and any third party.

 15.3 Except as expressly stated in this Clause 15, all other warranties, conditions and representations, express or implied, statutory or otherwise, including a warranty as to the quality or fitness for any particular purpose of the SYSTEM are hereby excluded and except as expressly stated in this Agreement, ELAN shall not be liable in contract, tort or otherwise for any loss, damage, expense or injury, arising out of or in connection with the PRODUCT or any defect in the SYSTEM or from any other cause.

15.4 ELAN represents and warrants to MINIMED as of the date of the EFFECTIVE DATE:-

         15.4.1 there are no patent or other proceedings served on ELAN in connection with the SYSTEM; and

         15.4.2 to the best of ELAN's knowledge, there are no threatened patent or other proceedings against ELAN in connection with the SYSTEM;

         15.4.3 to the best of ELAN's knowledge, there are no substantive grounds for patent proceedings against ELAN in connection with the SYSTEM.

15.5 ELAN represents and warrants that, in performing the development activities for the further development of the SYSTEM, ELAN will exercise all due skill, care and diligence in conducting such activities as are commercially reasonable.

15.6 MINIMED represents and warrants that, once successfully assembled, the PRODUCT sold by MINIMED under this Agreement will conform and perform in all material respects to:-

         15.6.1 the PRODUCT SPECIFICATIONS, the NDA APPROVAL and DEVICE REGULATORY APPROVAL; and

         15.6.2 all applicable regulations and requirements of the relevant RHA including the then cGMP regulations which apply to the manufacture and supply of the COMPOUND and the PRODUCT.

15.7 MINIMED further represents and warrants to ELAN that in assembling, packaging, transporting, storing, handling, distributing, marketing and selling the PRODUCT hereunder:-

         15.7.1 it will exercise all due skill, care and diligence in conducting such activities as are commercially reasonable; and

         15.7.2 it will comply with the provisions of this Agreement, all RHA and other approvals, all applicable state and local regulatory approvals and all applicable laws, ordinances and regulations.

15.8 Each of the parties shall indemnify, defend and hold harmless the other party from all actions, losses, claims, demands, damages, costs and liabilities (including reasonable attorneys' fees) to which the other party is or may become liable insofar as they arise out of any breach by the first party of any of its obligations or warranties under this Agreement.

15.9 With reference to Clause 2.3.4, MINIMED shall indemnify and hold harmless ELAN to the extent that any claims, damages, liabilities, claims, costs or expenses arise out of any such acts or omissions of any sub-licensee.

15.10 As a condition of obtaining an indemnity in the circumstances set out in Clauses 15.4, 15.5, 15.6, 15.7, 15.8 and 15.9, the party seeking an indemnity shall:

         15.10.1 fully and promptly notify the other party of any claim or proceedings, or threatened claim or proceedings;

         15.10.2 permit the indemnifying party to take full control of such claim or proceedings;

         15.10.3 assist in the investigation and defence of such claim or proceedings;

         15.10.4 not compromise or otherwise settle any such claim or proceedings without the prior written consent of the other party, which consent shall not be unreasonably withheld; and

         15.10.5 take all reasonable steps to mitigate any loss or liability in respect of any such claim or proceedings.

15.11 Notwithstanding anything to the contrary in this Agreement, ELAN and MINIMED shall not be liable to the other by reason of any representation or warranty, condition or other term or any duty of common law, or under the express terms of this Agreement, for any consequential or incidental loss or damage (whether for loss of profits or otherwise) and whether occasioned by the negligence of the respective parties, their employees or agents or otherwise.

15.12 ELAN and MINIMED shall maintain comprehensive general liability insurance, including product liability insurance on the SYSTEM and PRODUCT respectively, in such prudent amount as shall be determined by the PROJECT TEAM. Each Party shall provide the other Party with a certificate from the insurance company verifying the above and undertakes to notify such Party directly at least 30 days prior to the expiration or termination of such coverage.

               CLAUSE 16 - CUSTOMER COMPLAINTS AND PRODUCT RECALL

16.1     MINIMED shall notify ELAN promptly:-

         16.1.1 of any complaints from third parties reported to MINIMED involving any serious and unexpected adverse reactions resulting from the use of the PRODUCT; and

         16.1.2 of any potential recall of the PRODUCT by any governmental authority.

16.2.    ELAN shall notify MINIMED promptly:-.

         16.2.1 of any complaints from third parties reported to ELAN involving any serious and unexpected adverse device events or incident reports resulting from the use of the SYSTEM; and

         16.1.2 of any potential recall of the SYSTEM by any governmental authority.

16.3 MINIMED and ELAN shall establish a procedure for formal adverse event handling, customer complaints and reporting. It is envisaged that MINIMED shall be responsible for furnishing post-marketing reports to the applicable RHA's and other relevant regulatory agencies. MINIMED and ELAN shall keep each other informed and shall copy the other party with all communications with the RHA's and other relevant regulatory agencies with respect to the PRODUCT and such events.

16.4 In the event of any recall of the PRODUCT, as suggested or requested by any governmental authority:

         16.4.1 MINIMED shall perform the recall of the PRODUCT in the TERRITORY and save as provided in Clause 16.4.2, in all events the recall costs shall be borne by MINIMED.

         16.4.2 If the recall arises from ELAN's acts or omissions in manufacturing the SYSTEM or any failure to conform to the PROJECT SYSTEM SPECIFICATIONS, the recall costs shall be borne by ELAN provided that MINIMED should not have discovered the said act or omission prior to the sale of the PRODUCT by exercising the quality procedures to be agreed upon by the parties for the release of the PRODUCT.

                  In the event that ELAN should bear the costs of any recall hereunder, ELAN shall be entitled but not obliged to take over and perform the recall of the PRODUCT described in Clause
                  16.4.1 and MINIMED shall provide ELAN with all such reasonable assistance as may be required by ELAN, with ELAN reimbursing MINIMED for reasonable costs incurred.

         16.4.3 Neither party shall be liable to the other party or to any third party for consequential or incidental damages which may arise as a result of the recall of the PRODUCT.

         16.4.4. For the avoidance of doubt, in no event shall MINIMED be responsible under this Agreement for performing any recall of the PRODUCT in any country of the TERRITORY for which MINIMED's license to the ELAN BACKGROUND TECHNOLOGY and ELAN IMPROVEMENTS has been terminated in accordance with the terms of this Agreement.


                      CLAUSE 17 - MISCELLANEOUS PROVISIONS

17.1     SECRECY:

         17.1.1 Any information, whether written or oral (oral information shall be reduced to writing within one month by the party giving the oral information and the written form shall be furnished to the other party) pertaining to the PRODUCT that has been or will be communicated or delivered by ELAN to MINIMED, or by MINIMED to ELAN, including, without limitation, trade secrets, business methods, and cost, supplier, manufacturing and customer information, shall be treated by MINIMED and ELAN, respectively, as confidential information, and shall not be disclosed or revealed to any third party whatsoever or used in any manner except as expressly provided for herein; provided, however, that such confidential information shall not be subject to the restrictions and prohibitions set forth herein to the extent that such confidential information:-

                  (1) is available to the public in public literature or otherwise, or after disclosure by one party to the other becomes public knowledge through no default of the party receiving such confidential information; or

                  (2) was known to the party receiving such confidential information prior to the receipt of such confidential information by such party, whether received before or after the date of this Agreement; or

                  (3) is obtained by the party receiving such confidential information from a third party not subject to a requirement of confidentiality with respect to such confidential information; or

                  (4) is required to be disclosed pursuant to: (A) any order of a court having competent jurisdiction and power to order such information to be released or made public; or (B) any lawful action of a governmental or regulatory agency or stock exchange provided that each party shall notify the other in writing of any disclosure of information required hereunder prior to such disclosure.

         17.1.2 Each party shall take in relation to the confidential information of the other party all such precautions as it normally takes with its own confidential information to prevent any improper disclosure of such confidential information to any third party; provided, however, that such confidential information may be disclosed within the limits required to obtain any authorisation from the applicable RHA or any governmental or regulatory agency or, with the prior written consent of the other party, which shall not be unreasonably withheld, or as may otherwise be required in connection with the purposes of this Agreement.

         17.1.3 Each of the parties agrees that it will not use, directly or indirectly, any know-how of the other party (ELAN KNOW-HOW or MINIMED KNOW-

                  HOW, as the case may be), or other confidential information disclosed to it by the other party or obtained by it from the other party pursuant to this Agreement, other than as expressly provided herein.

         17.1.4 Neither party will publicise the existence of this Agreement in any way without the prior written consent of the other party subject to the disclosure requirements of applicable laws and regulations. In the event that either party wishes to make an announcement concerning the Agreement, that party will seek the consent of the other party. The terms of any such announcement shall be agreed in good faith. ELAN and MINIMED shall also co-operate in good faith with respect to any stock exchange filings, public announcements, or filings with the United States Securities and Exchange Commission which may be necessary following execution of this Agreement.

17.2     ASSIGNMENTS/ SUB-CONTRACTING:

         This Agreement may not be assigned by MINIMED or ELAN without the prior written consent of the other party, save that either party may assign this Agreement in whole or in part and delegate its duties hereunder to its AFFILIATE or AFFILIATES without such consent provided that such assignment or delegation has no material adverse tax implications for the other party hereto. Each party shall be responsible for the acts and/or omissions of its respective AFFILIATES.

17.3     PARTIES BOUND:

         This Agreement shall be binding upon and enure for the benefit of parties hereto, their successors and permitted assigns.

17.4     SEVERABILITY:

         If any provision in this Agreement is agreed by the parties to be, or is deemed to be, or becomes invalid, illegal, void or unenforceable under any law that is applicable hereto:-

         17.4.1 such provision will be deemed amended to conform to applicable laws so as to be valid and enforceable or, if it cannot be so amended without materially altering the intention of the parties, it will be deleted, with effect from the date of such agreement or such earlier date as the parties may agree; and

         17.4.2 the validity, legality and enforceability of the remaining provisions of this Agreement shall not be impaired or affected in any way.

17.5     FORCE MAJEURE:

         Neither party to this Agreement shall be liable for delay in the performance of any of its obligations hereunder if such delay results from causes beyond its reasonable control, including, without limitation, acts of God, fires, earthquakes, strikes, acts of war, or intervention of a government authority, non-availability of raw materials, but any such delay or failure shall be remedied by such party as soon as practicable.

17.6     RELATIONSHIP OF THE PARTIES:

         Nothing contained in this Agreement is intended or is to be construed to constitute ELAN and MINIMED as partners or members of a joint venture or either party as an employee of the other. Neither party hereto shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other party or to bind the other party to any contract, agreement or undertaking with any third party.

17.7     AMENDMENTS:

         No amendment, modification or addition hereto shall be effective or binding on either party unless set forth in writing and executed by a duly authorised representative of both parties.

17.8     WAIVER:

         No waiver of any right under this Agreement shall be deemed effective unless contained in a written document signed by the party charged with such waiver, and no waiver of any breach or failure to perform shall be deemed to be a waiver of any future breach or failure to perform or of any other right arising under this Agreement.

17.9     NO EFFECT ON OTHER AGREEMENTS:

         No provision of this Agreement shall be construed so as to negate, modify or affect in any way the provisions of any other agreement between the parties unless specifically referred to, and solely to the extent provided, in any such other agreement.

17.10    GOVERNING LAW AND JURISDICTION:

         This Agreement shall be governed by the laws of the State of New York, without regard to principles of conflicts of law. Each of the Parties hereby irrevocably submits to the jurisdiction of any New York State or United States Federal court sitting in the County, City and State of New York over any action or proceeding arising out of or relating to this Agreement, and each hereby waives the defence of any inconvenient forum for the maintenance of such action.

17.11    NOTICE:

         17.11.1 Any notice to be given under this Agreement shall be sent in writing in English by registered airmail or telecopied to:

                  Elan Pharmaceutical Technologies at

                           Elan Pharmaceutical Technologies
                           A division of Elan Corporation, plc.
                           Lincoln House
                           Lincoln Place
                           Dublin 2
                           Ireland.

                           Attention:  Vice-President & General Counsel,
                              Elan Pharmaceutical Technologies
                           Telephone:  353 1 7094000
                           Telefax :  353 1 7094124

                  Elan Pharma International Limited at

                           Elan Pharma International Limited
                           WIL House
                           Shannon Business Park
                           Shannon
                           Co. Clare
                           Ireland.

                           Attention:  Company Secretary
                           Telephone:  353 61 363533
                           Telefax:  353 61 362010

                  MINIMED at

                           MiniMed Inc.
                           12744 San Fernando Road
                           Sylmar
                           California 91342
                           United States of America

                           Attention:  Senior Vice President & General Counsel

                           Telephone:  818 362 5958
                           Telefax:  818 367 1460

                  or to such other address(es) and telecopier numbers as may from time to time be notified by either party to the other hereunder.

         17.11.2 Any notice sent by mail shall be deemed to have been delivered within 10 working days after despatch and any notice sent by telex or telecopy shall be deemed to have been delivered within 24 hours of the time of the despatch. Notice of change of address shall be effective upon receipt.

IN WITNESS of which the parties have executed this Agreement.

Executed by MINIMED INC. on 11th June, 1999



By :  /s/  TERRANCE H. GREGG
      --------------------------
Name:     Terrance H. Gregg

Title:    President and Chief Operating Officer




Executed by ELAN PHARMACEUTICAL TECHNOLOGIES on 10th June, 1999


By:    /s/  LARRY A. STERNSON
      --------------------------
Name:   Larry A. Sternson
      --------------------------

Title:  President
      --------------------------




Executed by ELAN PHARMA INTERNATIONAL LIMITED on 10th June, 1999


By:   /s/  DAVID HURLEY
      --------------------------

Name:  David Hurley
      --------------------------

Title: Director
      --------------------------